                                                                    Exhibit 12.1

                               POPE & TALBOT, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                       Years ended December 31,              Six Months ended June 30,
                                         --------------------------------------------------  -------------------------
                                            2001      2000      1999       1998      1997        2002         2001
                                         ---------  --------  --------  ---------  --------     -------     --------

Available Earnings
  Pretax income from continuing
    operations before minority interest
    and cumulation effect of accounting
    change, interest expense, and
    amortization of debt expense and
    capitalized interest                 $ (28,686) $ 67,956  $ 35,891  $ (28,474) $ 16,887     $  (171)    $ (6,291)

  Add interest portion of rent expense       1,350     1,516     1,267      1,081       712         697          617

  Less capitalized interest                   (105)   (1,205)     (423)      (341)       (3)        (24)         (90)
                                         ---------  --------  --------  ---------  --------     -------     --------

  Available earnings from continuing
    operations before minority interest
    and cumulative effect of accounting
    change                               $ (27,441) $ 68,267  $ 36,735  $ (27,734) $ 17,596     $   502     $ (5,764)
                                         =========  ========  ========  =========  ========     =======     ========


Fixed Charges:
  Interest expense incurred              $  13,926  $ 12,000  $ 12,393  $  11,679  $  7,911     $ 7,948     $  6,274
                                         ---------  --------  --------  ---------  --------     -------     --------

  Amortization of debt expense                  15        15        15         15        15           8            8
                                         ---------  --------  --------  ---------  --------     -------     --------

  Rent expense                               4,051     4,548     3,801      3,243     2,136       2,092        1,852
  Interest portion of rent expense           1,350     1,516     1,267      1,081       712         697          617
                                         ---------  --------  --------  ---------  --------     -------     --------

    Fixed charges                        $  15,291  $ 13,531  $ 13,675  $  12,775  $  8,638     $ 8,653     $  6,899
                                         =========  ========  ========  =========  ========     =======     ========

Ratio of earnings to fixed charges           *        5.1x      2.7x        *        2.0x          *            *
                                         =========  ========  ========  =========  ========     =======     ========

*  Deficiency of fixed charge coverage   $  42,732                      $  40,509               $ 8,151     $ 12,663
                                         =========                      =========               =======     ========

                               POPE & TALBOT, INC.

          COMPUTATION OF PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                             Year ended        Six Months ended
                                         December 31, 2001      June 30, 2002
                                         -----------------     ----------------
Available Earnings

  Pretax income from continuing
   operations before minority interest
   and cumulation effect of accounting
   change, interest expense, and
   amortization of debt expense and
   capitalized interest                      $ (28,686)            $  (171)

  Add interest portion of rent expense           1,350                 697

  Less capitalized interest                       (105)                (24)
                                             ----------            --------

  Available earnings from continuing
   operations before minority interest
   and cumulative effect of accounting
   change                                    $ (27,441)            $   502
                                             ==========            ========


Fixed Charges:

  Interest expense incurred                  $  16,481             $ 9,850
                                             ----------            --------

  Amortization of debt expense                      15                   8
                                             ----------            --------

  Rent expense                                   4,051               2,092
  Interest portion of rent expense               1,350                 697
                                             ----------            --------

    Fixed charges                            $  17,846             $10,555
                                             ==========            ========

Ratio of earnings to fixed charges                  *                    *
                                             ==========            ========


* Deficiency of fixed charge coverage        $  45,287             $10,053
                                             ==========            ========